EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Fabian G. Deneault, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Black Bird Biotech, Inc. on Form 10-Q for the period ended September 30, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Black Bird Biotech, Inc. at the dates and for the periods indicated.

Date: November 14, 2022.

By:	/s/ Fabian G. Deneault
Fabian G. Deneault President

I, William E. Sluss, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Black Bird Biotech, Inc. on Form 10-Q for the period ended September 30, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Black Bird Biotech, Inc. at the dates and for the periods indicated.

Date: November 14, 2022.

By:	/s/ William E. Sluss
William E. Sluss Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Black Bird Biotech, Inc. and will be retained by Black Bird Biotech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.